Independent Auditors' Report


The Board of Trustees
DEVCAP Shared Return Fund:

	We have audited the accompanying statement of assets and liabilities of DEVCAP Shared Return Fund (the "Fund") as of July 31, 1998, and the related statement of operations for the year then ended, and the related statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the two-year period then ended and the period from October 19, 1995 (commencement of operations) to July 31, 1996. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of DEVCAP Shared Return
Fund as of July 31, 1998, the results of its operations for the year then ended, changes in its net assets for each of the years in the two-year period then ended, and financial highlights for each of the years in the two-year period then ended ended and the period from October 19, 1995 (commencement of operations) to July 31, 1996, in conformity with generally accepted accounting principles.



	[insert manual signature here]
Boston, Massachusetts
September 15, 1998